UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2023

EMERGENT BIOSOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33137	14-1902018
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
 400 Professional Drive, Suite 400,
Gaithersburg, Maryland 20879
(Address of principal executive offices, including zip code)

(240) 631-3200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.001 per share	EBS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.
On May 26, 2023, Emergent BioSolutions Inc. (including its wholly-owned subsidiaries, “Emergent”), through its wholly-owned subsidiary, Emergent Product Development Gaithersburg Inc., received a contract modification from the Office of the Assistant Secretary for Preparedness and Response (“ASPR”), an agency of the U.S. Department of Health and Human Services (“HHS”), exercising and funding the third of nine annual contract term extension options (the “Third Option Exercise”) for Emergent to supply ACAM2000® (Smallpox (Vaccinia) Vaccine, Live) into the U.S. Strategic National Stockpile (the “SNS”). The Third Option Exercise is valued at approximately $120 million.
The Third Option Exercise was made under a bilateral modification of Emergent’s existing 10-year contract (the “Contract”) awarded by ASPR on August 30, 2019. The period of performance under the Third Option Exercise requires Emergent to deliver doses of ACAM2000 into the SNS by June 30, 2023.
The preceding description of the Third Option Exercise does not purport to be complete and is qualified in its entirety by reference to the Third Option Exercise. The Third Option Exercise, with relevant redactions to protect confidential and sensitive information, is expected to be filed as an exhibit to Emergent’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023. The Contract is filed as a material agreement of Emergent as exhibit 10.48 with Emergent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.
Safe Harbor Statement
This Form 8-K includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including statements regarding the total potential realizable value of the Contract, the timing of ACAM2000 deliveries and their impact on Emergent’s full year financial forecast, and any other statements containing the words “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates” and similar expressions, are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this Form 8-K, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.
There are a number of important factors that could cause Emergent’s actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding for our U.S. government grants and contracts, decisions by ASPR/HHS to exercise any further options under the Contract and our manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the SEC, when evaluating our forward-looking statements.
Item 7.01 Regulation FD Disclosure.
On May 30, 2023, the Company issued a press release related to the ACAM 2000 option exercise. A copy of the press release is furnished as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Company press release issued by Emergent BioSolutions Inc. on May 30, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERGENT BIOSOLUTIONS INC.

Dated: May 30, 2023	By:	/s/ RICHARD S. LINDAHL
Name: Richard S. Lindahl Title: Executive Vice President, Chief Financial Officer and Treasurer